As filed with the Securities and Exchange Commission on December 23, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CADENCE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2142317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12481 High Bluff Drive, Suite 200

San Diego, CA 92130

(858) 436-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CADENCE PHARMACEUTICALS, INC. 2006 EQUITY INCENTIVE AWARD PLAN

(Full title of the plan)

Theodore R. Schroeder

President and Chief Executive Officer

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, CA 92130

(858) 436-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cheston J. Larson, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130 (858) 523-5400	Hazel M. Aker Cadence Pharmaceuticals, Inc. 12481 High Bluff Drive, Suite 200 San Diego, CA 92130 (858) 436-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001, par value per share	4,000,000(2)	$7.385(3)	$29,540,000	$2,106.20

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.0001 per share of Cadence Pharmaceuticals, Inc. (“Common Stock”) which become issuable under the Cadence Pharmaceuticals, Inc. 2006 Equity Incentive Award Plan (the “2006 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Represents 4,000,000 additional shares of Common Stock available for issuance under the 2006 Plan.
(3)

This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average ($7.385) of the high ($7.450) and low ($7.320) prices for the Common Stock reported by the Nasdaq Global Market on December 21, 2010.

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the 2006 Plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register an additional 4,000,000 shares of our Common Stock issuable pursuant to the 2006 Plan. In accordance with Instruction E to Form S-8, the contents of the prior registration statements on Form S-8 (File Nos. 333-138226 and 333-163941) filed with the Securities and Exchange Commission (the “Commission”) with respect to the 2006 Plan are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering, and also between the date of the prior registration statements filed with respect to the 2006 Plan and prior to effectiveness of this registration statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our annual report on Form 10-K for the year ended December 31, 2009, which was filed on March 15, 2010;

•

our quarterly reports on Form 10-Q for the quarter ended September 30, 2010, which was filed on November 5, 2010, for the quarter ended June 30, 2010, which was filed on August 6, 2010, and for the quarter ended March 31, 2010, which was filed on May 7, 2010;

•

our current reports on Form 8-K filed on February 11, 2010, February 19, 2010, March 26, 2010, March 30, 2010, April 19, 2010, May 5, 2010, May 14, 2010, June 17, 2010, June 21, 2010, November 2, 2010, November 16, 2010, November 23, 2010, November 26, 2010 and December 2, 2010;

•

the description of our common stock contained in our registration statement on Form S-1 (File No. 333-135821), filed on July 17, 2006, including any amendments or reports filed for the purpose of updating this description; and

•	all documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was furnished, rather than filed with the Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

These documents may also be accessed on our website at www.cadencepharm.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(858) 436-1400

Attention: Investor Relations

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form of Common Stock Certificate (incorporated by reference to the registrant’s quarterly report on Form 10-Q (File No. 001-33103) for the period ended September 30, 2006 as filed with the Commission on November 30, 2006)

5.1±	Opinion of Latham & Watkins LLP

10.5±	2006 Equity Incentive Award Plan

23.1±	Consent of Independent Registered Public Accounting Firm

23.2±	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1±	Power of Attorney (included on the signature page to this registration statement)

±	Included in this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cadence Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 23rd day of December, 2010.

CADENCE PHARMACEUTICALS, INC.

By:	/S/ THEODORE R. SCHROEDER
Theodore R. Schroeder
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore R. Schroeder and William R. LaRue, and each or either of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THEODORE R. SCHROEDER Theodore R. Schroeder	President, Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2010

/S/ WILLIAM R. LARUE William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	December 23, 2010

/S/ CAM L. GARNER Cam L. Garner	Chairman of the Board of Directors	December 23, 2010

/S/ BRIAN G. ATWOOD Brian G. Atwood	Director	December 23, 2010

/S/ SAMUEL L. BARKER, PH.D. Samuel L. Barker, Ph.D.	Director	December 23, 2010

/S/ MICHAEL A. BERMAN, M.D. Michael A. Berman, M.D.	Director	December 23, 2010

/S/ JAMES C. BLAIR, PH.D. James C. Blair, Ph.D.	Director	December 23, 2010

/S/ MICHAEL L. EAGLE Michael L. Eagle	Director	December 23, 2010

/S/ ALAN D. FRAZIER Alan D. Frazier	Director	December 23, 2010

/S/ TODD W. RICH Todd W. Rich	Director	December 23, 2010

/S/ CHRISTOPHER J. TWOMEY Christopher J. Twomey	Director	December 23, 2010

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Form of Common Stock Certificate (incorporated by reference to the registrant’s quarterly report on Form 10-Q (File No. 001-33103) for the period ended September 30, 2006 as filed with the Commission on November 30, 2006)

5.1±	Opinion of Latham & Watkins LLP

10.5±	2006 Equity Incentive Award Plan

23.1±	Consent of Independent Registered Public Accounting Firm

23.2±	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1±	Power of Attorney (included on the signature page to this registration statement)

±	Included in this registration statement.